UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2007

PROGRESSIVE GAMING

INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Pilot Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

(702) 896-3890

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

EXPLANATORY NOTE

On September 26, 2007, Progressive Gaming International Corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Shuffle Master, Inc, a Minnesota corporation (“Shuffle Master”), for the purchase of the Company’s world wide table games division assets (the “Transaction”). Concurrent with the execution of the Purchase Agreement, the Company entered into a Software Distribution License Agreement whereby the Company will provide its progressive jackpot system module for use with Shuffle Master’s progressive specialty table games. The Company filed a Current Report on Form 8-K on September 26, 2007 (the “Original Form 8-K”), with the Securities and Exchange Commission (the “Commission”) in connection with the execution of the Purchase Agreement. The Company is filing this Amendment No. 1 to the Original Form 8-K to amend Item 9.01 and the Exhibit List in the Original Form 8-K to file the Purchase Agreement and the Software Distribution License Agreement as exhibits to that Form 8-K. Except as set forth below, all previous items of the Original Form 8-K are unchanged.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Purchase Agreement, dated as of September 26, 2007, by and between the Registrant and Shuffle Master, Inc.

10.2	Software Distribution License Agreement, dated as of September 26, 2007, by and between the Registrant and Shuffle Master, Inc.

99.1*	Press release dated September 26, 2007

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation

		By:	/s/ Heather A. Rollo
Date:	October 1, 2007		Heather A. Rollo
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Purchase Agreement, dated as of September 26, 2007, by and between the Registrant and Shuffle Master, Inc.

10.2	Software Distribution License Agreement, dated as of September 26, 2007, by and between the Registrant and Shuffle Master, Inc.

99.1*	Press release dated September 26, 2007

*	Previously filed